Exhibit 99.1

Blue Calypso Reports First Quarter 2016 Financial Results

Management to Host Conference Call at 4:30 p.m. ET

DALLAS, TX – May 16, 2016 – Blue Calypso, Inc. (OTCQB: BCYP), an innovator of mobile consumer activation, engagement and social advocacy solutions for manufacturers and brick-and-mortar retailers, reported financial and operating results for its first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights vs. Year-Ago Quarter

•	Revenue in Q1 2016 increased 128% to $0.3 million.

•	Total operating expenses increased to $1.1 million versus $0.7 million in Q1 2015.

•	Net loss in Q1 2016 totaled $0.9 million versus net loss of $0.6 million in Q1 2015.

•	Extinguished all outstanding convertible notes payable and associated accrued interest.

Key First Quarter 2016 and Subsequent Highlights

•	Reached settlement-in-principal with one of two remaining defendants in patent litigation.

•	Deployed KIOSentrix® platform across 4,000 U.S. retail locations and 20,000 products.

•	Received strategic investment from loyalty program innovator Hal Brierley.

•	Granted patent for advertising distribution through mobile social gaming.

•	Partnered with the Salem Red Sox to deliver mobile fan engagement.

•	Recognized among Top 10 Merchandising Solution Providers 2016 by Retail CIO Outlook.

•	Engaged MZ Group to lead new strategic investor relations program.

First Quarter 2016 Financial Results

Revenue in the first quarter of 2016 increased 128% to $263,000 versus $116,000 in the first quarter of 2015. The increase in revenue is derived primarily from project-based revenue and is subject to timing of development projects.
Cost of revenue in the first quarter of 2016 totaled $90,000 versus $55,000 in the same year-ago quarter. The increase in cost of revenue is primarily attributable to costs associated with the company’s BC Labs team as a result of increased development projects.
Total operating expenses, including cost of revenue, for the first quarter of 2016 increased to $1.1 million versus $724,000 in the first quarter of 2015.  In addition to the higher cost of revenue, the increase in operating expenses is due to a 179% increase in sales and marketing expenses as the company added sales and marketing personnel and a 49% increase in G&A expenses related to stock based compensation.

Net loss in the first quarter of 2016 totaled $884,000 or ($0.16) per basic and diluted share, compared to a net loss of $609,000 or ($0.12) per basic and diluted share in the same year-ago quarter. The increase in net loss resulted primarily from an increase in operating costs of $411,000 and interest costs of $113,000, net with a gain on change in derivative liabilities of $101,000 and increased revenue of $148,000.

Cash at March 31, 2016, totaled $212,000 compared to $730,000 at December 31, 2015. Subsequent to the first quarter of 2016, the company raised an additional $1.0 million in a private placement with a strategic investor, which it plans to use for additional sales and marketing efforts and working capital purposes.

Further details about the company’s results in the first quarter of 2016 are available in its Quarterly Report Form 10-Q, accessible in the investor relations section of the company’s website at www.bluecalypso.com.

Management Commentary

“The first quarter of 2016 was highlighted with significant milestone achievements for our location-enabled, mobile consumer engagement solutions that drove improved performance with our topline results,” said Blue Calypso CEO, Andrew Levi. “We deployed our KIOSentrix platform across 4,000 U.S. retail locations and 20,000 products SKUs with our partner IntegraColor. Our partnership, positioned in this instance for the plant tag industry, was extended to a U.S. based Fortune 500 big box retailer as well as Monrovia, one of the country’s premier wholesale plant growers where we are expanding our rollout to additional plant retailers.

“From a capital structure perspective, in the first quarter we repaid and retired all outstanding convertible debt held by Magna Equities thus avoiding potential dilution to our existing shareholders,” said Blue Calypso chief financial officer, Chris Fameree. “I am also happy to report that this event combined with the recent strategic investment from Hal Brierley has transitioned our balance sheet to the strongest position it has been in recent years.”

Added Levi: “Subsequent to the first quarter of 2016, we announced that Hal Brierley, a 30-year veteran and loyalty advisor to Fortune 500 consumer brands was appointed as a senior advisor to Blue Calypso in conjunction with his $1 million strategic investment.  As an existing investor, Hal has been following our evolution for some time and made a strategic bet on the management team and the company after we pivoted the business model entirely to our mobile shopper engagement platform for brick-and-mortar retailers. Hal’s human capital and extensive relationship with Fortune 500 retailers will not only accelerate the rollout of our solution, but also prepare our organization for the next phase of its growth cycle.

“Our focus on mobile shopper engagement for product manufacturers and multi-location brick-and-mortar retailers comes at a time when retailers are reporting their worst financial performance in decades due to the ‘Amazon’ effect. In fact, some retail analysts on Wall Street are only recommending retailers that are ‘unamazonable’ like jewelry and fitness brands. The disruption with today’s consumer purchasing habits is a result of new technologies, but also the lack of big box retailers creating an experience for their shoppers when they are on premise and engaged with their brands. We and our new partners believe our KIOSentrix platform provides a rich and scalable platform that embraces product manufacturers, retailers and consumers alike while supporting all methods of activation such as beacons, short codes, NFC, WiFi, and mobile apps as well as distributed content. Our success in 2016 will be demonstrated with new partnerships and marquee customers and we expect to expand our roster to include additional Fortune 500 brick-and-mortar retailers in the near term,” continued Levi.

“We believe the balance of 2016 and beyond will be transformational for Blue Calypso on an operational and financial level.  Already in the second quarter of 2016, we have strengthened our balance sheet, expanded our solutions offering in the gamification sector and aligned our company with the innovator in loyalty programs. Moreover, our current pipeline has never been more robust as we are deploying several ‘proof-of-concept’ demonstrations with major Fortune 500 brands in the United States. The combination of these recent achievements set the stage for significant growth later in 2016 and beyond,” concluded Levi.

Conference Call

Blue Calypso CEO Andrew Levi and CFO Chris Fameree will host the conference call, followed by a question and answer period.

Date:	Monday, May 16, 2016
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number:	1-877-407-8033
International dial-in number:	1-201-689-8033
Conference ID:	13636504

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://www.investorcalendar.com/IC/CEPage.asp?ID=174990 and via the investor relations section of the company’s website at www.bluecalypso.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time through June 16, 2016.

Toll-free replay number:	1-877-660-6853
International replay number:	1-201-612-7415
Replay ID:	13636504

First Quarter 2016 Financial Summary Tables
The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the company with the Securities and Exchange Commission on May 16, 2016 in its Quarterly Report on Form 10-Q for the period ended March 31, 2016, and which can be viewed at www.sec.gov and in the investor relations section of the company’s website at www.bluecalypso.com.

About Blue Calypso, Inc.
Dallas-based Blue Calypso, Inc. (OTCQB: BCYP) develops and delivers an innovative location-centric mobile shopper engagement experience for brands, retailers and consumers. The Company’s KIOSentrix® platform connects consumers to brands, drives local in-store traffic, increases shopper spend and shortens the consumer’s path-to-purchase. The Company was recently selected to Retail CIO Outlook magazine’s “Top 10 Merchandising Solution Providers – 2016.”  For more information about the company, please visit www.bluecalypso.com.

Forward Looking Statements
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

HCK2
Rachel David
972.499.6630
Rachel.David@hck2.com

MZ Group
Chris Tyson
Managing Director – MZ North America
Direct: 949-491-8235
BCYP@mzgroup.us
www.mzgroup.us

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash	$212,150	$730,482
Accounts receivable	352,796	247,131
Inventory	41,615	41,653
Prepaid expenses and other	40,676	42,370
Total current assets	647,237	1,061,636

Property and equipment, net	6,298	6,682

Other assets:
Accounts receivable, long term portion	47,627	71,440
Capitalized software development costs, net of accumulated amortization of $1,455,549 and $1,344,672 as of March 31, 2016 and December 31, 2015, respectively	810,373	817,548

Total assets	$1,511,535	$1,957,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$108,582	$103,936
Accrued expenses	42,062	44,190
Settlement payable, short term portion	95,253	119,066
Convertible note payable, net of debt discounts of $-0- and $119,115, respectively	-	180,885
Deferred rent, short term portion	2,048	2,048
Derivative liabilities	-	170,497
Total current liabilities	247,945	620,622

Long term debt:
Settlement payable, long term	47,627	71,440
Deferred rent, long term portion	793	1,211
Total liabilities	296,365	693,273

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized: Series A convertible preferred stock, $0.0001 par value; 1,700,000 shares designated; none issued and outstanding	-	-
Common stock, $0.0001 par value; 13,600,000 shares authorized, 6,029,553 and 5,522,146 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	602	552
Additional paid in capital	37,569,180	36,733,865
Accumulated deficit	(36,354,612)	(35,470,384)
Total stockholders' equity	1,215,170	1,264,033

Total liabilities and stockholders' equity	$1,511,535	$1,957,306

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended March 31,
	2016	2015
REVENUE	$263,338	$115,725

OPERATING EXPENSES:
Cost of sales	90,400	55,112
Sales and marketing	135,639	48,574
General and administrative	797,461	535,547
Depreciation and amortization	111,261	84,621
Total operating expenses	1,134,761	723,854

Loss from operations	(871,423)	(608,129)

Other income (expense):
Change in fair value of derivative liabilities	101,381	-
Interest expense	(114,186)	(716)
Total other income (expense)	(12,805)	(716)

NET LOSS	$(884,228)	$(608,845)

Net loss per common share, basic and diluted	$(0.16)	$(0.12)

Weighted average common shares outstanding, basic and diluted	5,667,751	4,917,672